
<ARTICLE> 5
<LEGEND>
THE SCHEDULE CATAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE JP REALTY,
INC. FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 AND IS QUALIFIED IN ITS
ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>

<PERIOD-TYPE>                 YEAR              YEAR             YEAR
<FISCAL-YEAR-END>             DEC-31-1999       DEC-31-1998      DEC-31-1997
<PERIOD-END>                  DEC-31-1999       DEC-31-1998      DEC-31-1997
<CASH>                             $7,767            $5,123                0
<SECURITIES>                            0                 0                0
<RECEIVABLES>                      11,585            10,454                0
<ALLOWANCES>                      (1,217)             (741)                0
<INVENTORY>                             0<F1>             0<F1>            0
<CURRENT-ASSETS>                        0                 0                0
<PP&E>                                  0<F2>             0<F2>            0
<DEPRECIATION>                          0<F2>             0<F2>            0
<TOTAL-ASSETS>                    776,226           733,155                0
<CURRENT-LIABILITIES>                   0<F1>             0<F1>            0
<BONDS>                                 0                 0                0
<PREFERRED-MANDATORY>                   0                 0                0
<PREFERRED>                             0                 0                0
<COMMON>                                2                 2                0
<OTHER-SE>                              0                 0                0
<TOTAL-LIABILITY-AND-EQUITY>      776,226           733,155                0
<SALES>                                 0                 0                0
<TOTAL-REVENUES>                  133,565           109,069           82,973
<CGS>                                   0                 0                0
<TOTAL-COSTS>                           0                 0                0
<OTHER-EXPENSES>                   69,418<F3>        55,631<F4>       40,844<F5>
<LOSS-PROVISION>                        0                 0                0
<INTEREST-EXPENSE>                 27,769            20,501            9,066
<INCOME-PRETAX>                         0                 0                0
<INCOME-TAX>                            0                 0                0
<INCOME-CONTINUING>                     0                 0                0
<DISCONTINUED>                          0                 0                0
<EXTRAORDINARY>                     (801)                 0            (133)
<CHANGES>                               0                 0                0
<NET-INCOME>                       25,347            27,950           27,321
<EPS-BASIC>                         $1.44             $1.59            $1.56
<EPS-DILUTED>                       $1.44             $1.58            $1.55

<F1>The financial statements reflect an unclassified balance sheet due to the nature of the Company's industry - Real Estate Investment Trust.
<F2>The Company utilizes a condensed balance sheet format for 10-K reporting.
Amounts are included in Other Assets.
<F3>Amount is comprised of $97,187 of expenses less interest expense of $27,769 reflected elsewhere in this Financial Data Schedule.
<F4>Amount is comprised of $76,132 of expenses less interest expense of $20,501 reflected elsewhere in this Financial Data Schedule.
<F5>Amount is comprised of $49,910 of expenses less interest expense of $9,066 reflected elsewhere in this Financial Data Schedule.


